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                                                                   EXHIBIT 10.38

     THIS AGREEMENT is made the 2nd day of January 1996


     BETWEEN:
     1. WELLHOLDING LIMITED, a company incorporated with limited liability under the laws of Hong Kong with its registered office at 606 Bank of America Tower, 12 Harcourt Road, Central, Hong Kong (hereinafter called "the Landlord"); and

     2. CREATIVE MASTER LIMITED, a company incorporated with limited liability under the laws of Hong Kong with its registered office at 8/fl., Casey Industrial Bldg., 18-20, Bedford Road, Taikoktsui, Kowloon (hereinafter called "the tenant").


     WHEREAS:

     A. The Landlord shall let and the Tenant shall take all that Property at Flat E, 28th Floor and the roof, Ngan Sing Mansion, Taikooshing, Hong Kong (hereinafter called "the Property") at an agreed monthly rental of H.K.$38,000.00 commencing on 2 January 1996.


     B.  The Landlord shall be responsible for paying the following charges:
         i)   rates and management fees; and
         ii)  repair and maintenance charges for the Property.
         iii) repair and maintenance charges for the furnished electric supplies.


     C. The Landlord shall also pay and discharge punctually all charges incurred for water, gas, electricity, and local telephone services supplied, used or consume in the Property including meter rents (if any) during the said term.


     D. The Tenant shall not store gunpowder, saltpetre, kerosene or other explosive of combustible substance in any part of the Property and shall be answerable and responsible for he consequence of any breach of local ordinances by lessee, tenant or person occupying the premises.

         The Tenant shall not underlet or part with the Property to any other person or make any alteration of additions to the Property, without first obtaining the written consent of the Landlord thereto. Such consent shall not be unreasonably witheld by the Landlord.
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     E.  The Tenant shall not use the Property for any purpose other than for residential use and shall not do or suffer, or permit to be done any act of thing which may become a nuisance, or cause annoyance to persons occupying the premises adjoining the Property.


     F. The agreement may be terminated by either party giving the other three months' notice in writing.



     IN WITNESS whereof the parties have hereunto set their hands the day and year first above written.


     Signed by the Landlord    )         For and on behalf of
     Wellholding Limited       )         WELLHOLDING LTD.
     in the presence of:       )
                               )         ____________________________
                                              Authorized Signature(s)



                                         For and on behalf of
     Signed by the Tenant      )
     Creative Master Limited   )         CREATIVE MASTER LIMITED
     in the presence of:       )
                               )         ____________________________
                                              Authorized Signature(s)